                                                                    EXHIBIT 10.4

                                     LEASE

1.  PARTIES:

    This lease is made and entered into this 22nd day of July, 1998, by and between Soundstorm (hereinafter referred to as "Landlord" and Skysite Communications Corporation (hereinafter referred to as "Tenant").

2.  PREMISES:

    Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, on the terms and conditions hereinafter set forth, both certain real property and the building and other improvements located thereon situated in the city of Burbank, State of California, commonly known as 727 South Main Street and described as:

    Office and warehouse space of approximately 6,157 square feet, as shown in Exhibit "A", as part of a larger 21,500 square foot building.

    (Said real property is hereinafter called the "Premises.)

    Tenant accepts the Premises in an "As Is" condition.

3.  TERM:

    The term of this lease shall be for 6 months, commencing on August 1st, 1998 and ending on January 31st, 1999 with the right to move in on or after July 24th, 1998. Tenant will have option to renew for an additional six months on 60 days notice, (i.e. by November 30, 1998.)

4.  VEHICLE PARKING:

    Tenant shall be entitled to use twelve (12) Reserved Parking Spaces on those portions of the Common Areas designated by Landlord for parking. Tenant shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks.

5.  RENT:

    Tenant shall pay Landlord as rent for the Premises, the sum of $5,500.00 dollars per month, in advance on the first day of each month. Tenant shall pay to Landlord Base Rent of $5,500.00 for August 1-30, 1998 upon lease execution. Rent shall be payable without notice or demand and without any deduction, off-set or abatement in lawful money of the United States to the Landlord at the address stated herein for notices or to such other persons or such other places as the Landlord may designate to Tenant in writing.

6.  SECURITY DEPOSIT:

    Tenant shall deposit with Landlord upon Tenant's execution hereof the Security Deposit of $8,250.00 as security for Tenant's faithful performance of Tenant's obligations under this Lease. If Tenant fails to pay Base Rent or other rent or charges due hereunder, or

                                     LEASE

     otherwise Defaults under this Lease, Landlord may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Landlord or to reimburse or compensate Landlord for any liability, cost, expense, loss or damage (including attorney's fees) which Landlord may suffer or incur by reason thereof. If Landlord uses or applies all or any portion of said Security Deposit, Tenant shall within ten (10) days after written request therefore deposit monies with Landlord sufficient to restore said Security Deposit to the full amount required by this Lease. Landlord shall, at the expiration or earlier termination of the term hereof and after Tenant has vacated the Premises, return to Tenant that portion of the Security Deposit not used or applied by Landlord within two (2) weeks. Provided there is no damage to the Premises and Tenant is not in default, Tenant may apply a portion of the security deposit to the last month's rent.

7.   TAXES:

     Real Property Taxes -
     Landlord shall pay all real property taxes and general assessments levied and assessed against the Premises during the term of this Lease.

     Personal Property Taxes -
     Tenant shall pay prior to the delinquency all taxes assessed against and levied upon the trade fixtures, furnishings, equipment and other personal property of Tenant contained in the Premises.

8.   UTILITIES:

     Tenant shall be responsible for all cost associated with telephone and trash services associated with Tenant's use of the Premises. Landlord shall be responsible for all costs associated with providing reasonable adequate heating, cooling, electrical and water services to the Premises. Tenant shall use electricity only to operate office equipment and machinery of the type and size customarily used in modern offices. Beginning with the August 1998 electric bill and thereafter during the term of this lease, Landlord shall provide the Tenant with a copy of the monthly electric bill for the Premises within ten (10) days of its receipt. In the event that at the end of the each six-month term of this lease, the cumulative amount of the monthly electric bills for the Premises received during the term exceeds twelve thousand dollars ($12,000.00), then the Tenant shall pay the Landlord 28.6% of any such overage.

9.   ALTERATIONS AND CONDITIONS:

     Tenant shall not, without the Landlord's prior written consent, make any alterations, improvements or additions in or about the Premises.

10.  TENANT'S OBLIGATIONS:

     Tenant, at Tenant's sole cost and expense, shall complete the following prior to Lease commencement:

                                  Page 2 of 5                      July 22, 1998

                                     LEASE

     a) Tenant shall separate from their space the existing telephone service from the balance of the building.

11.  LANDLORD'S OBLIGATIONS:

     Landlord, at Landlord's sole cost and expense, shall complete the following prior to August 1, 1998:

     a) Disarm Tenant's designated space from the existing alarm system at the Building.

     b) Construct two (2) partition walls to isolate said Premises from the balance of the Building. ("See Exhibit A").

     c) Lock off all doorways entering into said Premises in order to prevent access into said premises from other areas of the building.

12.  HOLD HARMLESS:

     Tenant shall indemnify and hold the Landlord harmless from and against any and all claims arising from Tenant's use or occupancy of the Premises or from the conduct of its business or from any activity, work or things which may be permitted or suffered by Tenant in or about the Premises including all damages, costs, attorney's fees, expenses and liabilities incurred in the defense of any claim or action or proceeding arising therefrom. Except for the Landlord's willful or grossly negligent conduct, Tenant hereby assumes all risk of damage to property or injury to persons in or about the Premises.

13.  ASSIGNMENT AND SUBLETTING:

     Tenant shall not voluntarily or by operation of law assign, transfer, sublet, mortgage or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the premises without the Landlord's prior, written consent, which consent shall not be reasonably withheld.

14.  LATE CHARGES:

     If any installment of rent or other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue amount. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's Default or Breach with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

15.  DEFAULT:

     It is agreed between the parties hereto that if any rent shall be due hereunder and unpaid or if Tenant shall default and breach any other covenant or provision of this Lease, the Landlord, after giving proper notice required by law, may re-enter the Premises and

                                  Page 3 of 5                      July 22, 1998

                                     LEASE

     remove any property and any and all persons therefrom in the manner allowed by law. The Landlord may, at its option, either maintain this Lease in full force and effect and recover the rent and other charges as they become due, or, in the alternative, terminate this Lease. In addition, the Landlord may recover all rentals and any other damages and pursue any other rights and other remedies which the Landlord may have against the Tenant by reason of such default as provided by law.

16.  SURRENDER:

     On the last day of the term of this Lease, Tenant shall surrender the Premises to Landlord in good condition, broom clean, ordinary wear and tear and damage by fire and the elements excepted. Tenant agrees to cooperate with Landlord Sixty (60) days prior to Lease expiration on remarketing the Premises. Tenant agrees to allow Landlord or its agent access to the Premises for touring prospects.

17.  HOLDING OVER:

     If Tenant, with Landlord's consent, remains in possession of the Premises after the expiration or termination of the term of this Lease, such possession by Tenant shall be deemed to be a tenancy from month-to-month at a rental increase of $6,000.00 per month, not including combined utility bill, plus all other charges payable hereunder, and upon all the provisions of the Lease applicable to such a month-to-month tenancy.

18.  BINDING ON SUCCESSORS AND ASSIGNS:

     Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition. The terms, conditions and covenants of this lease shall be binding upon and shall inure to the benefit of each of the parties hereto, their heirs, personal representatives, successors and assigns.

19.  HAZARDOUS SUBSTANCE CONDITIONS:

     Tenant and Tenant's representatives shall comply in all respects with any and all environmental Protection laws applicable to the Premises or Tenant's use thereof.

20.  NOTICES:

     Whenever under this Lease a provision is made for any demand, notice or declaration of any kind, it shall be in writing and delivered either personally or sent by registered or certified United States mail, postage prepaid, addressed at the address set forth below:

     TO LANDLORD AT:
     639 South Glenwood Place
     Burbank, California 91506
     Attn:  John Fanaris

                                  Page 4 of 5                      July 22, 1998

                                     LEASE

     TO TENANT AT:
     P.O. Box 7549
     Burbank, CA 91510-7549
     Attn:  Philip Kernan, Jr.

     Such notice shall be deemed to be received within forty-eight (48) hours from the time of mailing, if mailed as provided for in this paragraph.

21.  WAIVERS:

     No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or other provisions.

22.  TIME:

     Time is of the essence of this Lease.

23.  USE:

     Space to be used for general office activities and final testing and storage of clean electronic inventory.

24.  LIABILITY INSURANCE:

     Tenant shall obtain and keep in force during the term of this Lease a Commercial General Liability policy of insurance protecting Tenant and Landlord as additional insureds, against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an "Additional Insured-Managers or Landlords of Premises" endorsement. The limits of said insurance required by this Lease or as carried by Tenant shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder. All insurance to be carried by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only.


     LANDLORD:                                TENANT:

     BY:                                      BY: /s/ [Signature Illegible]
         ------------------------------           ------------------------------

     DATE:                                    DATE: 23 July 1998
           ----------------------------             ----------------------------

                                  Page 5 of 5                      July 22, 1998